United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

Viveon Health Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39827	85-2788202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3480 Peachtree Road NE

2nd Floor - Suite #112

Atlanta, Georgia 30326

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 861-5393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units	VHAQU	NYSE American, LLC

Common Stock	VHAQ	NYSE American, LLC

Warrants	VHAQW	*

Rights	VHAQR	NYSE American, LLC

* The Warrants trade on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in Item 4.02 of the Current Report on Form 8-K, filed by Viveon Health Acquisition Corp. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) on November 22, 2023, the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of the Company concluded, after discussion with the Company’s management and accounting professionals, that the Company’s financial statements as of and for the fiscal year ended December 31, 2022 on the Form 10-K filed with the SEC on August 24, 2023 (the “2022 10-K”), should no longer be relied upon because of an error in such financial statements and that it is appropriate to file an amendment to restate the 2022 10-K (the “2022 10-K/A”). In connection with the audit of the 2022 10-K/A that is being prepared by the Company, Marcum LLP, the Company’s independent accountant (“Marcum”) was made aware of a consulting fee arrangement, dated October 25, 2021, relating to the consulting services provided by an investor relations firm to the Company and a prior business combination target. Management determined that the Company did not appropriately accrue for certain fees in accordance with the consulting fee arrangement and in addition, omitted certain disclosures relating to contingent fee arrangements under the terms of the consulting fee arrangement in its condensed consolidated financial statements as of and for the periods ended (i) March 31, 2022 filed on Form 10-Q with the SEC on June 13, 2022, as amended on Form 10-Q/A filed with the SEC on September 8, 2022, (ii) June 30, 2022, filed on Form 10-Q with the SEC on August 19, 2022, as amended on Form 10-Q/A filed with the SEC on September 8, 2022 and (iii) September 30, 2022, filed on Form 10-Q with the SEC on November 21, 2022 and will need to restate each such reporting period. In addition, the Company did not appropriately accrue for the fees under the agreement in its consolidated financial statements in the 2022 10-K. The understatement error and omission of certain contingent fee arrangements in accordance with the consulting fee arrangement was brought to the attention of the Company’s management, and on December 29, 2023, the Audit Committee of the Board, concluded, after discussion with the Company’s management and accounting professionals that, the Company’s financial statements as of and for each of the quarterly periods ended March 31, 2022, June 30, 2022, September 30, 2022, and December 31, 2022, should no longer be relied upon because of such errors in the respective financial statements. All of the restatement information pertaining to each impacted reporting period disclosed above, will be included within Note 2 to the financial statements within the Form 2022 10-K/A.

Management concluded that the error above is consistent with the material weakness in internal control over financial reporting relating to the process of recording accounts payable, accrued expenses, and tax liabilities that existed as of December 31, 2022. Additionally, management determined that a new material weakness existed as of December 31, 2021, March 31, 2022, June 30, 2022, September 30, 2022, and December 31, 2022 related to properly evaluating and disclosing contractual arrangements and differentiating them as contractual liabilities or accounting contingencies. The Company is in the process of preparing the 2022 10-K/A as described above. to address the foregoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEON HEALTH ACQUISITION CORP.

Date: January 5, 2024	By:	/s/ Jagi Gill
	Name:	Jagi Gill
	Title:	Chief Executive Officer